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                                                                    Exhibit 5.1



                                December 10, 1998



Netscape Communications Corporation
501 East Middlefield Road
Mountain View, California 94043


         Re:   Registration Statement on Form S-8
               ----------------------------------


Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the
"Registration Statement") to be filed by Netscape Communications
Corporation, a Delaware corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about December 10, 1998, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,992,726 shares of your Common Stock, $.0001 par value (the "Shares"), outstanding or reserved for issuance pursuant to the 1995 Stock Plan (the "Plan"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Registrant under the Plan. We assume that the consideration received by you in connection with each issuance of Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Registrant's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

     It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Registrant, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                  Very truly yours,

                                  WILSON SONSINI GOODRICH & ROSATI
                                  Professional Corporation

                                  /s/ Wilson Sonsini Goodrich & Rosati